As filed with the Securities and Exchange Commission on August 20, 2013
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

 DHT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
 Hamilton HM 11
Bermuda
(Address of Principal Executive Offices)

2012 Incentive Compensation Plan
 (Full Title of the plan)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 550-9070
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Erik R. Tavzel, Esq.
Cravath, Swaine & Moore LLP
 825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☑ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $.01 per share	620,000	$4.20	$2,604,000	$355.19

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall include any additional shares of common stock that become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of the common stock of DHT Holdings, Inc. (the “Company”).

(2) Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated to be $4.20, based on the average of the high and low sales prices per share of the Company’s common stock as reported on The New York Stock Exchange composite transaction tape on August 15, 2013.

(3) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities under the Company’s 2012 Incentive Compensation Plan, as amended (the “Plan”). A Registration Statement on Form S-8 has been filed previously on August 31, 2012 (File No. 333-183687) covering 455,000 shares of the Company’s common stock reserved for issuance pursuant to awards granted under the Plan.

EXPLANATORY STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8.  The contents of the Registration Statement on Form S-8 previously filed on August 31, 2012 (File No. 333-183687) are incorporated herein by reference and made a part hereof.

This Registration Statement on Form S-8 is filed by DHT Holdings, Inc. (the “Company”) to register an additional 620,000 shares of the Company’s common stock, par value $0.01 per share, which may be awarded under the Company’s 2012 Incentive Compensation Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oslo, Country of Norway, on August 20, 2013.

DHT Holdings, Inc.

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eirik Ubøe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Svein Moxnes Harfjeld	Chief Executive Officer (Principal Executive Officer)	August 20, 2013
Svein Moxnes Harfjeld

/s/ Eirik Ubøe	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2013
Eirik Ubøe

/s/ Erik Lind	Chairman and Director	August 20, 2013
Erik Lind

/s/ Robert N. Cowen	Director	August 20, 2013
Robert N. Cowen

/s/ Rolf Wikborg	Director	August 20, 2013
Rolf Wikborg

/s/ Einar Michael Steimler	Director	August 20, 2013
Einar Michael Steimler

/s/ Charles Tauber	Director	August 20, 2013
Charles Tauber

/s/ Greg Lavelle	Authorized Representative in the United States	August 20, 2013
Greg Lavelle Managing Director Puglisi & Associates

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EXHIBIT INDEX

Exhibit Number	Description

4.1*	2012 Incentive Compensation Plan.

4.2	First Amendment to 2012 Incentive Compensation Plan.

5.1	Opinion of Reeder & Simpson PC, regarding the legality of the securities being offered.

23.1	Consent of Deloitte AS.

23.2	Consent of Reeder & Simpson PC (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page to this Registration Statement).

*	Incorporated herein by reference from the Company’s Registration Statement on Form S-8 filed on August 31, 2012 (File No. 333-183687).